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FOR IMMEDIATE RELEASE	Dennard-Lascar Associates
Rick Black / Ken Dennard
Investor Relations

Luby’s Reports Second Quarter Fiscal 2016 Results
Same-Store Sales Increased 2.2%

HOUSTON, TX - April 13, 2016 - Luby’s, Inc. (NYSE: LUB) (“Luby’s”) today announced unaudited financial results for its twelve-week second quarter fiscal 2016, which ended on March 9, 2016. Certain comparisons for second quarter fiscal 2016 are relative to the prior-year twelve-week period that ended March 11, 2015, instead of the second quarter fiscal 2015, which ended February 11, 2015. Comparisons in this press release for the second quarter fiscal year 2016 are referred to as “second quarter.”

Second Quarter Highlights

•	Same-store sales increased 2.2%

◦	Luby’s Cafeterias same-store sales increased 3.1%

◦	Fuddruckers same-store sales were level year-over-year

◦	Cheeseburger in Paradise same-store sales increased 4.2%

•	Revenue grew in each business segment: Company-owned restaurants, Culinary Contract Services, and Franchise operations

•	Store level profit increased to 14.8%, as a percent of restaurant sales, from 13.5% during the comparable 12 weeks last year

•	Adjusted EBITDA increased to $4.7 million compared to $3.3 million during the comparable 12 weeks last year

Chris Pappas, President and CEO, commented, “Solid same-store sales growth coupled with expanded store-level profit margins, as well as revenue growth in our Culinary Contract Services and Franchise operations, drove Adjusted EBITDA improvement in the second quarter. In addition, year to date Adjusted EBITDA was $10.4 million compared to $6.6 million last year, an increase of 57%. Our team continues to execute on our strategy to enhance store level performance across all of our brands with defined processes throughout the organization. We remain focused on the key drivers of our businesses to achieve operational excellence of our brands and to efficiently manage costs to grow profitability and enhance shareholder value.”

Same-Store Sales Year-Over-Year Comparison

	Quarter Ended		Two Quarters Ended
	December 16, 2015	March 9, 2016	March 9, 2016
	Q1 2016(3)	Q2 2016(3)	YTD Q2 2016(3)
	(16 weeks vs 16 weeks)	(12 weeks vs 12 weeks)	(28 weeks vs 28 weeks)
Luby’s Cafeterias	1.2%	3.1%	2.0%
Fuddruckers Restaurants	1.3%	0.0%	0.7%
Combo Locations (1)	(1.3)%	0.1%	(0.6)%
Cheeseburger in Paradise	5.5%	4.2%	5.0%
Total same-store sales (2)	1.4%	2.2%	1.8%

(1)	Combo locations consist of a side-by-side Luby’s Cafeteria and Fuddruckers Restaurant at one property location.

(2)
Note: Luby’s includes a restaurant’s sales results into the same-store sales calculation in the quarter after that store has been open for six complete consecutive quarters. In the second quarter, there were 88 Luby’s Cafeterias, 59 Fuddruckers Restaurants, 3 Combo locations, and 8 Cheeseburger in Paradise locations that met the definition of same-stores.

(3)	Q1 2016, Q2 2016, and YTDQ2 2016 same-store sales reflect the change in restaurant sales for the locations included in the same-store grouping for each of the comparable periods.

Second Quarter Restaurant Sales:
($ thousands)

	Quarter Ended		Comparable Period	Quarter Ended March 9, 2016 vs Comparable Period
Restaurant Brand	March 9, 2016	February 11, 2015	March 11, 2015	Change ($000s)	Change (%)
	(12 weeks)	(12 weeks)	(12 weeks)	(12 weeks vs 12 weeks)
Luby’s Cafeterias	$52,915	$54,574	$52,144	$771	1.5%
Fuddruckers	24,567	22,820	23,636	931	3.9%
Combo locations	5,295	4,937	5,289	6	0.1%
Cheeseburger in Paradise	3,537	3,155	3,393	144	4.2%
Restaurant Sales	$86,314	$85,486	$84,462	$1,852	2.2%

•	Restaurant sales in the second quarter increased to $86.3 million, an increase of 2.2% versus the comparable 12 weeks of fiscal 2015.

•
Luby’s Cafeterias sales increased $0.8 million versus the comparable 12 weeks of fiscal 2015, due to a 3.1% increase in Luby’s same-store sales offset by the closure of three locations. The 3.1% increase was the result of a 4.7% increase in guest traffic offset by a 1.5% decrease in average spend per guest.

•
Fuddruckers sales increased $0.9 million versus the comparable 12 weeks of fiscal 2015, due to a net increase of five operating Fuddruckers restaurants. Fuddruckers same-store sales were unchanged year-over-year due to a 3.0% increase in average spend offset by a similar 3.0% decrease in guest traffic.

•
Combo location sales increased marginally and represented 6.1% of total restaurant sales in the first quarter. The addition of our sixth Combo location was offset by a net decrease in sales at other Combo locations.

•	Cheeseburger in Paradise sales increased 4.2%, with all eight Cheeseburger in Paradise locations in operation included in our same-store grouping.

•
Store level profit, defined as restaurant sales plus vending revenue less cost of food, payroll and related costs, other operating expenses, and occupancy costs, was $12.7 million, or 14.8% of restaurant sales, in the second quarter compared to $11.4 million, or 13.5% of restaurant sales, during the comparable 12 weeks of fiscal 2015. Lower overall cost of food, payroll and related costs, and operating expenses led to this increase in profitability. Store level profit is a non-GAAP measure, and reconciliation to income from continuing operations is presented after the financial statements.

•
Culinary Contract Services revenues increased to $3.9 million with 28 operating locations in the second quarter compared to $3.8 million with 24 operating locations during the comparable 12 weeks of fiscal 2015. Culinary profit was 10.2% of Culinary Contract Services sales in the second quarter and 10.6% in the comparable 12-week period of fiscal 2015. Both quarters exceeded our profit targets for the business segment.

•	Franchise revenue increased 8.4% versus the comparable 12-week period of fiscal 2015. In the second quarter, one international franchisee opened a location in Panama.

•
Income from continuing operations was a loss of $0.6 million, or a loss of $0.02 per diluted share, compared to a loss of $1.3 million, or a loss of $0.04 per diluted share, in the second quarter fiscal 2015. Excluding special items, loss from continuing operations was $0.9 million, or a loss of $0.03 per diluted share, in the second quarter compared to a loss of $2.1 million, or a loss of $0.07 per diluted share, in the second quarter fiscal 2015.

Reconciliation of loss from continuing operations to loss from continuing operations, before special items (1,2):

	Q2 FY2016		Q2 FY2015
Item	Amount ($000s)	Per Share ($)	Amount ($000s)	Per Share ($)
Loss from continuing operations	$(582)	$(0.02)	$(1,285)	$(0.04)
Less: Gain on asset disposals, net of impairments	(343)	(0.01)	(765)	(0.03)
Loss from continuing operations, before special items	$(925)	$(0.03)	$(2,050)	$(0.07)

(1)
We use income (loss) from continuing operations, before special items, in analyzing results, which is a non-GAAP financial measure. This information should be considered in addition to the results presented in accordance with GAAP, and should not be considered a substitute for the GAAP results. Luby’s has reconciled loss from continuing operations, before special items, to loss from continuing operations, the nearest GAAP measure in context.

(2)	Per share amounts are per diluted share after tax.

Balance Sheet and Capital Expenditures

We ended the second quarter with a debt balance outstanding of $37.0 million, down from $37.5 million at the end of fiscal 2015. During the second quarter, our capital expenditures were $5.2 million, compared to $7.4 million in the second quarter fiscal 2015. At the end of the second quarter, we had $1.4 million in cash and $173.1 million in total shareholders’ equity.

Fiscal Year to Date:

•	Restaurant sales were $199.9 million during the first two fiscal quarters (28 weeks) of 2016, a $4.2 million increase from the comparable 28 weeks of fiscal 2015

•	Same store sales increased 1.8% during the first two fiscal quarters of 2016 (28 weeks) from the comparable 28 weeks of fiscal 2015

•
Store level profit was $29.5 million, or 14.8% of restaurant sales, in the first two quarters (28 weeks) of fiscal 2016, a $3.9 million increase from $25.6 million, or 13.1% of restaurant sales, in the comparable 28 weeks of fiscal 2015

Restaurant Counts:

	August 26, 2015	FY16 YTD Q2 Openings	FY16 YTD Q2 Closings	March 9, 2016
Luby’s Cafeterias(1)	93	—	(1)	92
Fuddruckers Restaurants(1)	75	3	(1)	77
Cheeseburger in Paradise	8	—	—	8
Other restaurants(2)	1	—	—	1
Total	177	3	(2)	178

(1)	Includes 6 restaurants that are part of Combo locations

(2)	Other restaurants include one Bob Luby’s Seafood
Conference Call

Luby’s will host a conference call on April 14, 2016 at 10:00 a.m. Central Time to discuss further its second quarter fiscal 2016 results. To access the call live, dial (412) 902-0030 and use the access code 13633655# at least 10 minutes prior to the start time, or listen live over the Internet by visiting the events page in the investor relations section of www.lubysinc.com. For those who cannot listen to the live call, a telephonic replay will be available through April 21, 2016 and may be accessed by calling (201) 612-7415 and using the access code 13633655#. Also, an archive of the webcast will be available after the call for a period of 90 days on the "Investors" section of the Company's website.

About Luby’s

Luby’s, Inc. (NYSE: LUB) operates 178 restaurants nationally: 92 Luby’s Cafeterias, 77 Fuddruckers, 8 Cheeseburger in Paradise and one Bob Luby’s Seafood Grill. The Company is the franchisor for 112 Fuddruckers franchise locations across the United States (including Puerto Rico), Canada, Mexico, Italy, the Dominican Republic, Panama, Chile, and Colombia. Additionally, a licensee operates 35 restaurants with the exclusive right to use the Fuddruckers proprietary marks, trade dress, and system in certain countries in the Middle East. The Company does not receive revenue or royalties from these Middle East restaurants. Luby's Culinary Contract Services provides food service management to 28 sites consisting of healthcare, higher education and corporate dining locations.

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release, other than statements of historical fact, are “forward-looking statements” for purposes of these provisions, including the statements under the caption “Outlook” and any other statements regarding scheduled openings of units, scheduled closures of units, sales of assets, expected proceeds from the sale of assets, expected levels of capital expenditures, effects of food commodity costs, anticipated financial results in future periods and expectations of industry conditions.

Luby’s cautions readers that various factors could cause its actual financial and operational results to differ materially from those indicated by forward-looking statements made from time-to-time in news releases, reports, proxy statements, registration statements, and other written communications, as well as oral statements made from time to time by representatives of Luby’s. The following factors, as well as any other cautionary language included in this press release, provide examples of risks, uncertainties and events that may cause Luby’s actual results to differ materially from the expectations Luby’s describes in such forward-looking statements: general business and economic conditions; the impact of competition; our operating initiatives; fluctuations in the costs of commodities, including beef, poultry, seafood, dairy, cheese and produce; increases in utility costs, including the costs of natural gas and other energy supplies; changes in the availability and cost of labor; the seasonality of Luby’s business; changes in governmental regulations, including changes in minimum wages; the effects of inflation; the availability of credit; unfavorable publicity relating to operations, including publicity concerning food quality, illness or other health concerns or labor relations; the continued service of key management personnel; and other risks and uncertainties disclosed in Luby’s annual reports on Form 10-K and quarterly reports on Form 10-Q.

Luby’s, Inc.
Consolidated Statements of Operations (unaudited)
(In thousands, except per share data)

	Quarter Ended		Two Quarters Ended
	March 9, 2016	February 11, 2015	March 9, 2016	February 11, 2015
	(12 weeks)	(12 weeks)	(28 weeks)	(24 weeks)
SALES:
Restaurant sales	$86,314	$85,486	$199,861	$166,043
Culinary contract services	3,918	3,771	8,833	8,369
Franchise revenue	1,700	1,605	3,825	3,186
Vending revenue	137	120	295	244
TOTAL SALES	92,069	90,982	212,814	177,842
COSTS AND EXPENSES:
Cost of food	24,600	25,468	57,034	48,951
Payroll and related costs	29,834	29,519	69,258	58,205
Other operating expenses	13,736	14,194	32,157	28,413
Occupancy costs	5,535	5,030	12,177	9,972
Opening costs	174	670	571	1,595
Cost of culinary contract services	3,520	3,478	7,942	7,577
Cost of franchise operations	428	354	1,039	738
Depreciation and amortization	5,220	4,781	12,235	9,849
Selling, general and administrative expenses	9,843	9,381	23,086	18,532
Provision for asset impairments	37	218	37	218
Net gain on disposition of property and equipment	(556)	(1,377)	(835)	(1,087)
Total costs and expenses	92,371	91,716	214,701	182,963
LOSS FROM OPERATIONS	(302)	(734)	(1,887)	(5,121)
Interest income	1	1	2	2
Interest expense	(495)	(569)	(1,191)	(1,025)
Other income (expense), net	29	78	(90)	258
Loss before income taxes and discontinued operations	(767)	(1,224)	(3,166)	(5,886)
Provision (benefit) for income taxes	(185)	61	(845)	(1,721)
Loss from continuing operations	(582)	(1,285)	(2,321)	(4,165)
Loss from discontinued operations, net of income taxes	(17)	(74)	(89)	(213)
NET LOSS	$(599)	$(1,359)	$(2,410)	$(4,378)
Loss per share from continuing operations:
Basic	$(0.02)	$(0.04)	$(0.08)	$(0.14)
Assuming dilution	$(0.02)	$(0.04)	$(0.08)	$(0.14)
Loss per share from discontinued operations:
Basic	$(0.00)	$(0.01)	$(0.00)	$(0.01)
Assuming dilution	$(0.00)	$(0.01)	$(0.00)	$(0.01)
Net loss per share:
Basic	$(0.02)	$(0.05)	$(0.08)	$(0.15)
Assuming dilution	$(0.02)	$(0.05)	$(0.08)	$(0.15)
Weighted average shares outstanding:
Basic	29,247	28,921	29,182	28,906
Assuming dilution	29,247	28,921	29,182	28,906

The following table contains information derived from the Company’s Consolidated Statements of Operations expressed as a percentage of sales. Percentages may not total due to rounding.

	Quarter Ended		Comparable Period	Two Quarters Ended		Comparable Period
	March 9, 2016	February 11, 2015	March 11, 2015	March 9, 2016	February 11, 2015	March 11, 2015
	(12 weeks)	(12 weeks)	(12 weeks)	(28 weeks)	(24 weeks)	(28 weeks)
Restaurant sales	93.7%	94.0%	93.9%	93.9%	93.4%	93.5%
Culinary contract services	4.3%	4.1%	4.2%	4.2%	4.7%	4.6%
Franchise revenue	1.8%	1.8%	1.7%	1.8%	1.8%	1.8%
Vending revenue	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%
TOTAL SALES	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

COSTS AND EXPENSES:
(As a percentage of restaurant sales)

Cost of food	28.5%	29.8%	29.1%	28.5%	29.5%	29.3%
Payroll and related costs	34.6%	34.5%	34.9%	34.7%	35.1%	34.9%
Other operating expenses	15.9%	16.6%	16.8%	16.1%	17.1%	16.9%
Occupancy costs	6.4%	5.9%	5.8%	6.1%	6.0%	5.9%
Vending revenue	(0.2)%	(0.1)%	(0.1)%	(0.1)%	(0.1)%	(0.1)%
Store level profit	14.8%	13.3%	13.5%	14.8%	12.5%	13.1%

Selling, general and administrative expenses	10.7%	10.3%	10.2%	10.8%	10.4%	10.2%
LOSS FROM OPERATIONS	(0.3)%	(0.8)%	(0.5)%	(0.9)%	(2.9)%	(2.1)%

Luby’s, Inc.
Consolidated Balance Sheets
(In thousands, except per share data)

	March 9, 2016	August 26, 2015
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$1,439	$1,501
Trade accounts and other receivables, net	5,389	5,175
Food and supply inventories	4,784	4,483
Prepaid expenses	2,914	3,402
Assets related to discontinued operations	1	10
Deferred income taxes	577	577
Total current assets	15,104	15,148
Property held for sale	3,054	4,536
Assets related to discontinued operations	3,666	3,671
Property and equipment, net	198,697	200,202
Intangible assets, net	21,728	22,570
Goodwill	1,605	1,643
Deferred income taxes	14,163	12,917
Other assets	3,511	3,571
Total assets	$261,528	$264,258
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$19,089	$20,173
Liabilities related to discontinued operations	407	408
Accrued expenses and other liabilities	24,398	23,967
Total current liabilities	43,894	44,548
Credit facility debt	37,000	37,500
Liabilities related to discontinued operations	17	182
Other liabilities	7,490	7,369
Total liabilities	$88,401	$89,599
Commitments and Contingencies
SHAREHOLDERS’ EQUITY
Common stock, $0.32 par value; 100,000,000 shares authorized; shares issued were 29,401,370 and 29,134,603, respectively; shares outstanding were 28,901,370 and 28,634,603, respectively	9,408	9,323
Paid-in capital	29,799	29,006
Retained earnings	138,695	141,105
Less cost of treasury stock, 500,000 shares	(4,775)	(4,775)
Total shareholders’ equity	173,127	174,659
Total liabilities and shareholders’ equity	$261,528	$264,258

Luby’s, Inc.
Consolidated Statements of Cash Flows (unaudited)
(In thousands)

	Two Quarters Ended
	March 9, 2016	February 11, 2015
	(28 weeks)	(24 weeks)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,410)	$(4,378)
Adjustments to reconcile net loss to net cash provided by operating activities:
Provision for asset impairments, net of gains on disposition of property and equipment	(798)	(869)
Depreciation and amortization	12,250	9,860
Amortization of debt issuance cost	202	76
Non-cash compensation expense	75	422
Share-based compensation expense	803	165
Other non-cash compensation expense	159	—
Deferred tax benefit	(1,247)	(2,128)
Cash provided by operating activities before changes in operating assets and liabilities	9,034	3,148
Changes in operating assets and liabilities:
Increase in trade accounts and other receivables	(214)	(1,205)
Decrease (Increase) in food and supply inventories	(805)	405
Decrease (Increase) in prepaid expenses and other assets	381	(221)
Decrease in accounts payable, accrued expenses and other liabilities	(1,205)	(7,801)
Net cash provided by (used in) operating activities	7,191	(5,674)
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from disposal of assets and property held for sale	4,167	3,060
Decrease in notes receivable	17	—
Purchases of property and equipment	(10,970)	(10,988)
Net cash used in investing activities	(6,786)	(7,928)
CASH FLOWS FROM FINANCING ACTIVITIES:
Credit facility borrowings	50,700	58,800
Credit facility repayments	(51,200)	(46,300)
Debt issuance costs	(42)	(68)
Proceeds received on the exercise of employee stock options	75	3
Net cash provided by (used in) financing activities	(467)	12,435
Net decrease in cash and cash equivalents	(62)	(1,167)
Cash and cash equivalents at beginning of period	1,501	2,788
Cash and cash equivalents at end of period	$1,439	$1,621
Cash paid for:
Income taxes	$—	$—
Interest	951	969

Although store level profit, defined as restaurant sales plus vending revenue, less cost of food, payroll and related costs, other operating expenses, and occupancy costs is a non-GAAP measure, we believe its presentation is useful because it explicitly shows the results of our most significant reportable segment.   The following table reconciles between store level profit, a non-GAAP measure to loss from continuing operations, a GAAP measure:

	Quarter Ended		Comparable Period
	March 9, 2016	February 11, 2015	March 11, 2015
	(12 weeks)	(12 weeks)	(12 weeks)
	(In thousands)
Store level profit	$12,746	$11,395	$11,387

Plus:
Sales from culinary contract services	3,918	3,771	3,808
Sales from franchise revenue	1,700	1,605	1,568

Less:
Opening costs	174	670	726
Cost of culinary contract services	3,520	3,478	3,406
Cost of franchise operations	428	354	342
Depreciation and amortization	5,220	4,781	4,765
Selling, general and administrative expenses	9,843	9,381	9,200
Provision for asset impairments	37	218	218
Net gain on disposition of property and equipment	(556)	(1,377)	(1,436)
Interest income	(1)	(1)	(1)
Interest expense	495	569	595
Other income (expense), net	(29)	(78)	(50)
Provision (benefit) for income taxes	(185)	61	58
Loss from continuing operations	$(582)	$(1,285)	$(1,060)

Adjusted EBITDA
Adjusted EBITDA is defined as income (loss) from continuing operations before interest, provision (benefit) for income taxes and depreciation and amortization and excluding net gain (loss) on disposing of property and equipment, provision for asset impairments, non-cash compensation expense, and other income (expense).
Adjusted EBITDA is intended as a supplemental measure of our performance that is not required by, or presented in accordance with GAAP. We believe Adjusted EBITDA provides useful information to management and investors in valuing the Company and evaluating ongoing operating results and trends and in comparing our results to other competitors. Our management uses Adjusted EBITDA in evaluating management's performance when determining incentive compensation.
Adjusted EBITDA, as defined, may not be comparable to other similarly titled measures as computed by other companies. These measures should be considered supplemental and not a substitute or superior to other GAAP performance measures.

($ thousands)	Quarter Ended		Comparable Period	Two Quarters Ended		Comparable Period
	March 9, 2016	February 11, 2015	March 11, 2015	March 9, 2016	February 11, 2015	March 11, 2015
	(12 weeks)	(12 weeks)	(12 weeks)	(28 weeks)	(24 weeks)	(28 weeks)
Loss from Continuing Operations	$(582)	$(1,285)	$(1,060)	$(2,321)	$(4,165)	$(3,574)
Add: Provision (benefit) for income taxes	(185)	61	58	(845)	(1,721)	(1,719)
Add: Depreciation and amortization	5,220	4,781	4,765	12,235	9,849	11,429
Add: Interest expense, net	494	568	594	1,189	1,023	1,222
Add: Net gain on dispositions	(556)	(1,377)	(1,436)	(835)	(1,087)	(1,073)
Add: Provision for asset impairments	37	218	218	37	218	218
Add: Non-cash compensation expense	283	147	188	812	301	382
Less: Other income (expense), net	(29)	(78)	(50)	90	(258)	(280)
Adjusted EBITDA	$4,682	$3,035	$3,277	$10,362	$4,160	$6,605